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                                                                   EXHIBIT 10.2

                               FIRST AMENDMENT TO
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                           POST APARTMENT HOMES, L.P.


         This First Amendment to Second Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, L.P. (this "Amendment") is entered into as of October 28, 1997, by and among Post GP Holdings, Inc. (the "General Partner") and the Limited Partners of Post Apartment Homes, L.P. All capitalized terms used herein shall have the meanings given to them in the Second Amended and Restated Agreement of Limited Partnership of Post Apartment Homes, L.P., dated October 24, 1997 (the "Partnership Agreement").

         WHEREAS, Post Properties, Inc. ("PPI"), on even date herewith, has issued 2,000,000 shares of its 75/8% Series B Cumulative Redeemable Preferred Shares, par value $0.01 per share, having a liquidation preference equivalent to $25.00 per share (the "Series B Preferred Shares"), and has sold such Series B Preferred Shares in a public offering;

         WHEREAS, PPI has contributed to Post LP Holdings, Inc. ("Post LP Holdings") the net proceeds of the sale of the Series B Preferred Shares;

         WHEREAS, Post LP Holdings desires to contribute such net proceeds of the sale of the Series B Preferred Shares to the Partnership in exchange for partnership interests in the Partnership as set forth herein;

         WHEREAS, the General Partner is authorized to cause the Partnership to issue interests in the Partnership to Post LP Holdings in exchange for such contribution;

         NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1.        Contribution.

         PPI has contributed to Post LP Holdings, and Post LP Holdings in turn hereby contributes to the Partnership, the entire net proceeds received by PPI from the issuance of the Series B Preferred Shares. As provided in Section 4.3 of the Partnership Agreement, Post LP Holdings shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance, which is $50,000,000.00, and the Partnership shall be deemed simultaneously to have reimbursed Post LP Holdings (and Post LP Holdings shall be deemed to have reimbursed PPI)

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pursuant to Section 7.4.C of the Partnership Agreement for the amount of the underwriters discount and other costs incurred by PPI in connection with such issuance.

         Section 2.        Issuance of Series B Preferred Partnership Units.

         In consideration of the contribution to the Partnership made by Post LP Holdings pursuant to Section 1 hereof, the Partnership hereby issues to Post LP Holdings 2,000,000 Series B Preferred Partnership Units (as defined herein).

         Section 3.        Definitions.

         In addition to those terms defined in the Partnership Agreement, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in the Partnership Agreement and in this Amendment:

                  "Series B Preferred Partnership Unit" means a Partnership Unit issued by the Partnership to Post LP Holdings in consideration of the contribution by Post LP Holdings to the Partnership of the entire net proceeds received by Post LP Holdings from PPI in connection with PPI's issuance of the Series B Preferred Shares. The Series B Preferred Partnership Units shall constitute Preferred Partnership Units. The Series B Preferred Partnership Units shall have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are set forth in Exhibit G, attached hereto. It is the intention of the General Partner, in establishing the Series B Preferred Partnership Units, that each Series B Preferred Partnership Unit shall be substantially the economic equivalent of a Series B Preferred Share.

                  "Series B Preferred Shares" means the 75/8 % Series B Cumulative Redeemable Preferred Shares, par value $0.01 per share, having a liquidation preference equivalent to $25.00 per share, issued by PPI.

         Section 4.        Exhibits to Partnership Agreement.

         The General Partner shall maintain the information set forth in Exhibit A to the Partnership Agreement, as such information shall change from time to time, in such form as the General Partner deems appropriate for the conduct of the Partnership affairs, and Exhibit A shall be deemed amended from time to time to reflect the information so maintained by the General Partner, whether or not a formal amendment to the Partnership Agreement has been executed amending such Exhibit A. In addition to the issuance of Series B Preferred Partnership Units to Post LP Holdings pursuant to this Amendment, such information shall reflect (and Exhibit A shall be deemed amended from time to time to reflect) the issuance of any additional Partnership Units to one or both of the Post Partners or any other Person, the transfer of Partnership Units and the redemption of any Partnership Units, all as contemplated herein.

         In addition, the Partnership Agreement is hereby amended by attaching thereto as Exhibit G the Exhibit G attached hereto.



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         IN WITNESS WHEREOF, the parties hereto have executed the Amendment under seal as of the date first written above.

                              GENERAL PARTNER:

                              POST GP HOLDINGS, INC.,
                              a Georgia corporation


                              By: /s/ John A. Williams
                                 -----------------------------------------
                                 John A. Williams
                                 Chairman and Chief Executive Officer


                              Attest: /s/ Sherry W. Cohen
                                     -------------------------------------
                                     Sherry W. Cohen
                                     Vice President and Secretary

                                                [CORPORATE SEAL]


                              LIMITED PARTNERS:


                              POST GP HOLDINGS, INC.,
                              a Georgia corporation,
                              as attorney-in-fact for the
                              Limited Partners

                              By: /s/ John A. Williams
                                 -----------------------------------------
                                 John A. Williams
                                 Chairman and Chief Executive Officer


                              Attest: /s/ Sherry W. Cohen
                                     -------------------------------------
                                     Sherry W. Cohen
                                     Vice President and Secretary

                                                [CORPORATE SEAL]





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                                    EXHIBIT G


                           POST APARTMENT HOMES, L.P.


         DESIGNATION OF THE VOTING POWERS, DESIGNATION, PREFERENCES AND
          RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND
                   QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS

                                     OF THE

                      SERIES B PREFERRED PARTNERSHIP UNITS


         The following are the terms of the Series B Preferred Partnership Units established pursuant to this Amendment:

         (a) NUMBER. The maximum number of authorized Series B Preferred Partnership Units shall be 2,300,000.

         (b) RELATIVE SENIORITY. In respect of rights to receive quarterly distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Partnership, the Series B Preferred Partnership Units shall rank senior to the Common Partnership Units and any other class or series of Partnership Units of the Partnership ranking, as to quarterly distributions and upon liquidation, junior to the Series B Preferred Partnership Units (collectively, "Junior Partnership Units").

         (c)      QUARTERLY DISTRIBUTIONS.

         (1) The Post Partners, in their capacity as the holders of the then outstanding Series B Preferred Partnership Units, shall be entitled to receive, when and as declared by the General Partner out of any funds legally available therefor, cumulative quarterly distributions at the rate of $1.90625 per Series B Preferred Partnership Unit per year, payable in equal amounts of $0.47656 per unit quarterly in cash on the last day of each March, June, September, and December or, if not a Business Day (as hereinafter defined), the next succeeding Business Day beginning on December 31, 1997 (each such day being hereafter called a "Quarterly Distribution Date" and each period ending on a Quarterly Distribution Date being hereinafter called a "Distribution Period"). Quarterly distributions on each Series B Preferred Partnership Unit shall accrue and be cumulative from and including the date of original issue thereof, whether or not (i) quarterly distributions on such Series B Preferred Partnership Units are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of quarterly distributions. Quarterly distributions paid on the Series B Preferred Partnership Units in an amount less than the total amount of such quarterly

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distributions at the time accrued and payable on such Partnership Units shall be allocated pro rata on a per unit basis among all such Series B Preferred Partnership Units at the time outstanding.

         "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         (2) The amount of any quarterly distributions accrued on any Series B Preferred Partnership Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of quarterly distributions accrued on any Series B Preferred Partnership Units at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid quarterly distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate of $1.90625 per unit for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months.

         (3) Except as provided herein, the Series B Preferred Partnership Units shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution or distributions on the Series B Preferred Partnership Units which may be in arrears.

         (4) Any distribution made on the Series B Preferred Partnership Units shall be first credited against the earliest accrued but unpaid quarterly distribution due with respect to such Partnership Units which remains payable.

         (5) No quarterly distributions on the Series B Preferred Partnership Units shall be authorized by the General Partner or be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of PPI, General Partner or the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, quarterly distributions on the Series B Preferred Partnership Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such quarterly distributions and whether or not such quarterly distributions are authorized.

         (d)      LIQUIDATION RIGHTS.

         (1) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership, the Post Partners, in their capacity as the holders of the Series B Preferred Partnership Units then outstanding, shall be entitled to receive and to be paid out of the assets of the Partnership

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available for distribution to its partners, before any payment or distribution shall be made on any Junior Partnership Units, the amount of $25.00 per Series B Preferred Partnership Unit, plus accrued and unpaid quarterly distributions thereon.

         (2) After the payment to the holders of the Series B Preferred Partnership Units of the full preferential amounts provided for herein, the Post Partners, in their capacity as the holders of the Series B Preferred Partnership Units as such, shall have no right or claim to any of the remaining assets of the Partnership.

         (3) If, upon any voluntary or involuntary dissolution, liquidation, or winding upon of the Partnership, the amounts payable with respect to the preference value of the Series B Preferred Partnership Units and any other Preferred Partnership Units of the Partnership ranking as to any such distribution on a parity with the Series B Preferred Partnership Units are not paid in full, the holders of the Series B Preferred Partnership Units and of such other Preferred Partnership Units will share ratably in any such distribution of assets of the Partnership in proportion to the full respective preference amounts to which they are entitled.

         (4) Neither the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, nor the merger or consolidation of the Partnership into or with any other entity or the merger or consolidation of any other entity into or with the Partnership, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes hereof.

         (e)      REDEMPTION.

         (1) OPTIONAL REDEMPTION. On and after October 28, 2007, the General Partner may, at its option, cause the Partnership to redeem at any time all or, from time to time, part of the Series B Preferred Partnership Units at a price per unit (the " Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid distributions to the and including the date fixed for redemption (the "Redemption Date"). The Series B Preferred Partnership Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

         (2)      PROCEDURES OF REDEMPTION.

                  (i) At any time that PPI exercises its right to redeem all or any of the Series B Preferred Shares, the General Partner shall exercise its right to cause the Partnership to redeem an equal number of Series B Preferred Partnership Units in the manner set forth herein.

                  (ii) No Series B Preferred Partnership Units may be redeemed except from proceeds from the sale of capital stock of PPI, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into the exchangeable for equity securities) or options to purchase any of the foregoing. The


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         proceeds of such sale of capital stock of PPI shall be conveyed by PPI to the Post Partners, by contribution or loan, and thereupon contributed by the Post Partners to the Partnership pursuant to the requirements of Section 4.2 of the Partnership Agreement.

         (f) VOTING RIGHTS. Except as required by law, the General Partner, in its capacity as the holder of the Series B Preferred Partnership Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of Partners.

         (g) CONVERSION. The Series B Preferred Partnership Units are not convertible into or exchangeable for an other property or securities of the Partnership.

         (h) RESTRICTIONS ON OWNERSHIP. The Series B Preferred Partnership Units shall be owned and held solely by one or both of the Post Partners. As of the date hereof, all of the Series B Preferred Partnership Units are owned by Post LP Holdings.

         (i) GENERAL. The rights of the Post Partners, in their capacity as holders of the Series B Preferred Partnership Units, are in addition to and not in limitation on any other rights or authority of the Post Partners, in any other capacity, under the Partnership Agreement. In addition, nothing contained herein shall be deemed to limit or otherwise restrict any rights or authority of the Post Partners, under the Partnership Agreement, other than in their capacity as the holders of the Series B Preferred Partnership Units.
















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